UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 20, 2007

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01                         Regulation FD Disclosure

In connection with the bankruptcy court process for estimating the asbestos personal injury liability of W. R. Grace & Co. and its subsidiaries (collectively, “Grace”), Grace, the official committee of asbestos personal injury claimants (the “PI Committee’’) and the representative of future asbestos claimants (the “FCR”) have submitted expert reports that each party will rely upon to support its respective estimate of such liability.  The estimate of such liability is expected to provide the basis for determining the appropriate funding amount to resolve current and future asbestos personal injury claims in a plan of reorganization.  Copies of the Grace and PI Committee estimation expert reports and portions of the FCR report are available through the Delaware Bankruptcy Court.

The expert reports submitted by the parties are subject to supplementation, rebuttal and discovery.  They are based on data, methodologies and assumptions that may or may not be accepted by the Bankruptcy Court.  The trial for estimating Grace’s asbestos personal injury liability is now scheduled to begin in January 2008.  As described in Grace’s periodic reports, Grace’s current recorded asbestos-related liability reflects its proposed plan of reorganization. Because the plan remains pending and because the estimation litigation is ongoing, Grace does not intend to adjust its recorded asbestos-related liability unless developments in the bankruptcy proceeding justify a change.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: June 22, 2007